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                                                                    Exhibit 23.2
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                        Consent of Independent Auditors
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The Board of Directors
Coyote Sports, Inc.:

We consent to the inclusion of our report dated June 5, 1997, except for Note 10 which is as of August 1, 1997, with respect to the combined balance sheets of TI Apollo Limited, Apollo Golf, Inc. and TI Reynolds 531 Limited as of December 31, 1995 and September 30, 1996, and the related combined statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1995 and for the nine months ended September 30, 1996, which report appears in Amendment 2 on Form SB-2 of Coyote Sports, Inc. dated September 12, 1997.

                                    /s/ KPMG Peat Marwick LLP

                                    KPMG Peat Marwick LLP

Boulder, Colorado
September 12, 1997